SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 7, 2007
GRUBB & ELLIS COMPANY
(Exact Name of Registrant as Specified in Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

1-8122 (Commission File Number)	94-1424307 (IRS Employer Identification No.)

1551 North Tustin Avenue, Suite 300 Santa Ana, California (Address of Principal Executive Offices)	92705 (Zip Code)
Registrant’s telephone number, including area code: (714) 667-8252
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets
Item 5.01. Changes in Control of Registrant
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 1.01. Entry into a Material Definitive Agreement
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant
Item 8.01 Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 3.1
EXHIBIT 3.2
EXHIBIT 10.1
EXHIBIT 10.2
EXHIBIT 99.1
EXHIBIT 99.2
EXHIBIT 99.3
EXHIBIT 99.4
EXHIBIT 99.5

Item 2.01.	Completion of Acquisition or Disposition of Assets
Item 5.01.	Changes in Control of Registrant
Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
     On December 10, 2007, Grubb & Ellis Company, a Delaware corporation, (“GBE” or the “Company”) issued a press release announcing that on December 7, 2007, pursuant to the Agreement and Plan of Merger dated as of May 22, 2007 (the “Merger Agreement”), by and among the Company, NNN Realty Advisors, Inc., a Delaware corporation, (“NNN”) and B/C Corporate Holdings, Inc. (“Merger Sub”), a wholly owned subsidiary of the Company, Merger Sub was merged with and into NNN, with NNN surviving as a wholly owned subsidiary of the Company (the “Merger”). Pursuant to the terms of the Merger Agreement, upon the effectiveness of the Merger, (i) each issued and outstanding share of common stock, par value $0.01 per share, of NNN was automatically converted into a 0.88 of a share of common stock, par value $0.01 per share, of the Company (the “Conversion Ratio”), and (ii) each issued and outstanding stock option of NNN, exercisable for common stock of NNN, was automatically converted into a stock option exercisable for common stock of GBE based on the Conversion Ratio. Accordingly, upon the effectiveness of the Merger, the 43,779,740 shares of common stock of NNN that were issued and outstanding immediately prior to the Merger were automatically converted into 38,526,171 shares of common stock of the Company, and the 741,500 NNN stock options that were issued and outstanding immediately prior to the Merger were automatically converted into 652,520 GBE stock options. Cash will be paid in lieu of any fractional shares of GBE common stock. Upon the closing of the Merger, the Company relocated its headquarters to Santa Ana, California.
     Immediately prior to the Merger, 25,923,195 shares of the Company’s common stock were issued and outstanding to GBE stockholders. As a consequence of the issuance of the 38,526,171 shares of common stock to former NNN stockholders pursuant to the Merger, the closing of the Merger constituted a change of control of the Company, as the former stockholders of NNN in the aggregate own approximately 60% of the issued and outstanding common stock of the Company immediately subsequent to the Merger. In addition, as described further below in this Current Report on Form 8-K, the composition of the Company’s board of directors and executive management also changed upon the consummation of the Merger.
     The shares of GBE’s common stock issued in connection with the Merger were registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a Registration Statement on Form S-4, file no. 333-144306 (as amended, the “Registration Statement”), that was initially filed by the Company with the Securities and Exchange Commission (“SEC”) on July 3, 2007 and was declared effective by the SEC on November 1, 2007. The Company’s common stock, including the shares of common stock issued pursuant to the Merger, will continue to trade on the New York Stock Exchange (“NYSE”) under the symbol “GBE”. The final joint proxy statement/prospectus included in and forming a part of the Registration Statement was filed with the SEC on November 5, 2007 pursuant to Rule 424(b)(2) of the Securities Act (the “Joint Proxy Statement/Prospectus”) and contains additional information about the Merger and the related transactions.
     The closing of the Merger was conditioned upon, among other things, obtaining the approval of the stockholders of each of the Company and NNN at separately held stockholders’ meetings. At a special meeting of NNN’s stockholders held on December 6, 2007, stockholders of NNN representing a majority of the issued and outstanding shares of NNN common stock voted to adopt the Merger Agreement. At the special meeting in lieu of the annual meeting of the Company’s stockholders, also held on December 6, 2007, the stockholders of the Company representing a majority of the issued and outstanding shares of GBE common stock voted in favor of each of the following proposals, subject to the consummation of the Merger, to (i) amend the Company’s amended and restated certificate of incorporation to increase the authorized number of shares of GBE common stock from 50 million to 100 million; (ii) issue common stock to the NNN stockholders in connection with the Merger, (iii) amend the Company’s amended and restated certificate of incorporation to increase the authorized number of shares of GBE preferred stock from one million to 10 million; (iv) amend the Company’s amended and restated certificate of incorporation to provide for a classified board of directors comprising three classes of directors, the first class of directors, Class A directors, having a term that would initially expire on the Company’s next annual meeting of stockholders after the effective date of the Merger, the second class of directors, Class B directors, having a term that would initially expire on the Company’s second annual meeting of stockholders after the effective date of the Merger, and the third class of directors, Class C directors, having a term that would initially expire on the Company’s third annual meeting of stockholders after the effective date of the Merger, with each subsequent term of each class of directors being for a three year period; and (v) elect the following individuals to the board of directors upon the effectiveness of the Merger: Scott D. Peters, Harold H. Greene and D. Fleet Wallace as Class A directors; Gary H. Hunt, Glenn L. Carpenter and Robert J. McLaughlin as Class B directors; and Anthony W. Thompson, C. Michael Kojaian and Roger D. Young as Class C directors.
     Upon the closing of the Merger on December 7, 2007, each of Mark E. Rose, Anthony G. Antone and F. Joseph Moravec (a former member of the Audit Committee) resigned from the Company’s board of directors, C. Michael Kojaian resigned from the position of chairman of the board of directors of the Company (without resigning or otherwise affecting his position as a director of the Company) and Anthony W. Thompson became chairman of the Company’s board of directors. In addition, on December 7, 2007, Mr. Rose resigned as Chief Executive Officer of the Company, and Robert Z. Slaughter resigned as Executive Vice President, General Counsel and Corporate Secretary of the Company. Also, as discussed above, upon the effectiveness of the Merger the following become directors of the Company: Scott D. Peters, Harold H. Greene and D. Fleet Wallace as Class A directors; Gary H. Hunt, Glenn L. Carpenter and Robert J. McLaughlin as Class B directors; and Anthony W. Thompson, C. Michael Kojaian and Roger D. Young as Class C directors.
     Effective December 7, 2007, the Company amended its amended and restated certificate of incorporation to (i) to increase the authorized number of shares of Company common stock from 50 million to 100 million; (ii) increase the authorized number of shares of Company preferred stock from one million to 10 million; and (iii) to provide for a classified board of directors comprising three classes of directors.
     Effective as of December 7, 2007, the Company also amended its by-laws (i) to effect necessary conforming changes to the by-laws as a consequence of dividing the board into three (3) classes as contemplated by the Merger Agreement and described above and in the Joint Proxy Statement/Prospectus, and (ii) to comply with the regulations of the NYSE that before January 1, 2008, the Company’s by-laws expressly provide for uncertificated shares of stock to be evidenced by a book-entry system, by stock certificates, or by a combination of both.
     At the initial meeting of the newly constituted board of directors of the Company held on December 10, 2007, the board of directors appointed the following individuals as officers of the Company: Scott D. Peters, Chief Executive Officer and President; Andrea R. Biller, General Counsel, Executive Vice President and Secretary; Jeffrey T. Hanson, Chief Investment Officer*; Richard W. Pehlke, Executive Vice President and Chief Financial Officer; Francene LaPoint, Chief Financial Officer*; Maureen A. Ehrenberg, Executive Vice President, President of Global Client Services and President of Grubb & Ellis Management Services, Inc.; Robert H. Osbrink, Executive Vice President, President of Transaction Services; Jack Van Berkle, Executive Vice President of Human Resources and Operations; and Stanley J. Olander, Jr., Executive Vice President Multifamily Division. In addition, at the December 10, 2007 meeting of the board of directors, the following members were appointed to the committees of the Company: audit committee, consisting of Messrs. McLaughlin (Chairman), Green and Wallace;

*	Mr. Hanson’s investment duties and Ms. LaPoint’s financial duties relate primarily to NNN.

compensation committee, consisting of Messrs. Carpenter (Chairman), Hunt, McLaughlin and Young; and corporate governance and nominating committee, consisting of Messrs. Young (Chairman), Hunt and Greene. Further, Gary H. Hunt was designated the lead independent director. Additional information relating to certain of the newly approved officers may be found in the Joint Proxy Statement/Prospectus which is incorporated by reference herein.
     A copy of the Company’s press release, dated December 10, 2007, announcing the closing of the Merger is attached hereto as Exhibit 99.1 and incorporated herein by reference. The foregoing summary of each of the certificate of amendment to the amended and restated certificate of incorporation of the Company (the “Charter Amendment”) and the amendment to the Company’s amended and restated by-laws (the “By-laws Amendment”) does not purport to be a complete discussion of either document. Accordingly, the foregoing discussion of each of the Charter Amendment and the By-laws Amendment is qualified in its entirety by reference to the full text of such documents, each of which is annexed hereto as Exhibit 3.1 and Exhibit 3.2, respectively, and incorporated herein by reference.
Item 1.01. Entry into a Material Definitive Agreement
Item 2.03 Creation of a Direct Financial Obligation or an Obligation
under an Off Balance Sheet Arrangement of a Registrant
     On December 7, 2007, in connection with and giving effect to the Merger, the Company replaced its existing amended and restated $60 million senior secured revolving credit facility (the “Prior Credit Facility”) pursuant to the terms and conditions of that certain Second Amended and Restated Credit Agreement (the “New Credit Facility”) by and among the Company, certain of the Company’s subsidiaries (the “Guarantors”), the initial Lender named therein, Deutsche Bank Trust Company Americas, as syndication agent, Deutsche Bank Securities, Inc., as sole book-running manager and sole lead arranger, and Deutsche Bank Trust Company Americas (“Deutsche Bank”), as the initial issuing bank, swing line bank and administrative agent for the Lenders.
     The New Credit Facility increased the overall size of the Prior Credit Facility from $60 million to $75 million, and eliminated the currently outstanding $20 million term loan portion of the Prior Credit Facility. Proceeds from the New Credit Facility may be used for general corporate purposes, including the repayment of amounts borrowed under the Company’s Prior Credit Facility. Currently, approximately $38 million is outstanding under the New Credit Facility. As a condition to the closing of the New Credit Facility, the existing $25 million unsecured credit facility of NNN with LaSalle Bank, N.A. was terminated. The New Credit Facility extends the terms of the Prior Credit Facility from April 30, 2009 until December 7, 2010 (the “Termination Date”), subject to the Company’s right, at least 30 days and no longer than 60 days before the Termination Date, to extend the term of the New Credit Facility for an additional twelve (12) months until December 7, 2011. Other terms and provisions of the New Credit Facility remain substantially unchanged, except for the revision of various financial and other covenants to give effect to and to take into account the Merger.
     As a condition to entering into the New Credit Facility, the Company and certain subsidiaries (“Grantors”) simultaneously entered into a Second Amended and Restated Security Agreement, dated December 7, 2007, with Deutsche Bank, in its capacity as administrative agent (the “Amended Security Agreement”), pursuant to which the Company granted a first priority security interest in all of the Company’s assets to the “Secured Parties”, as that term is defined in the Amended Security Agreement.
     The foregoing is a summary of the terms and conditions of each of the New Credit Facility and the Amended Security Agreement, and does not purport to be a complete discussion of either document. Accordingly, the foregoing is qualified in its entirety by reference to the full text of each of the foregoing documents, each of which is annexed to this Current Report on Form 8-K as Exhibit 10.1 and Exhibit 10.2, respectively. A copy of the Company’s press release, dated December 10, 2007, announcing the closing of the New Credit Facility, is attached hereto as Exhibit 99.2 and incorporated herein by reference.
     Item 8.01 Other Events
     On December 10, 2007, the compensation committee of the board of directors, based upon a compensation study that had previously been commissioned by NNN in contemplation of the Merger, determined that the annual compensation for independent, outside directors shall be as follows: (i) an annual retainer fee of $50,000 per annum; (ii) a fee of $1,500 for each regular meeting of the board of directors attended in person or telephonically; (iii) a fee of $1,500 for each standing committee member of the board of directors attended in person or telephonically; and (iv) $60,000 worth of restricted shares of common stock issued at the then current market price of the common stock, to vest ratably in equal annual installments over three years, except in the event of a change in control, in which event vesting is accelerated. Outside directors are also required to commit to an equity position in the Company over five years in the amount equal to $200,000 worth of common stock which may include annual restricted stock grants to the directors. The directors are also to be reimbursed for lodging and travel expenses in connection with attending meetings of the board.
     On December 11, 2007, NNN issued a press release disclosing that a fourth quarter dividend of $0.09 per share was declared for NNN stockholders of record on December 5, 2007, payable on or about December 21, 2007. The dividend will be pro rated for the period October 1, 2007 through December 7, 2007.
     On December 11, 2007, the Company issued a press release announcing that, as a consequence of the Merger, the board of directors of NNN Healthcare/Office REIT, Inc. had decided to rename the entity, effective immediately, Grubb & Ellis Healthcare REIT, Inc., in order to better reflect the association of GBE as the new sponsor of the real estate investment trust, although the management, officers and board of directors of Grubb & Ellis Healthcare REIT, Inc. would remain unchanged. Additionally, on December 11, 2007 the Company issued another press release announcing that, as a consequence of the Merger, the board of directors of NNN Apartment REIT, Inc. had decided to rename the entity, effective immediately, Grubb & Ellis Apartment REIT, Inc. in order to better reflect the association of Grubb as the new sponsor of the real estate investment trust, although the management, officers and board of directors of the Grubb & Ellis Apartment REIT, Inc. remain unchanged. Each of the press releases discussed in this paragraph are annexed hereto as Exhibit 99.3, Exhibit 99.4 and Exhibit 99.5, respectively, and are incorporated herein by reference.
     Item 9.01. Financial Statements and Exhibits
(a)	Financial statements of business acquired.
     Historical financial statements for GBE and NNN are set forth in the Registration Statement on form S-4 filed originally by the Company on July 3, 2007 and declared effective on November 1, 2007 and incorporated herein by reference.
(b)	Pro forma financial information.
     Pro forma financial statements for the Company are set forth in the Registration Statement on form S-4 filed originally by the Company on July 3, 2007 and declared effective on November 1, 2007 and incorporated herein by reference.

(d)	The following are filed as Exhibits to this Current Report on Form 8-K:

3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Grubb & Ellis Company.

3.2	Amendment to the Amended and Restated By-laws of Grubb & Ellis Company.

10.1	Second Amended and Restated Credit Agreement, dated as of December 7, 2007, entered into by and among Grubb & Ellis Company, certain of its subsidiaries, the initial Lender named therein, Deutsche Bank Trust Company Americas, as syndication agent, Deutsche Bank Securities, Inc., as sole book-running manager and sole lead arranger, and Deutsche Bank Trust Company Americas, as initial issuing bank, swing line bank and administrative agent.

10.2	Second Amended and Restated Security Agreement, dated as of December 7, 2007, by and among Grubb & Ellis Company, certain of its subsidiaries and Deutsche Bank Trust Company Americas, as administrative agent, for the “Secured Parties” (as defined therein).

99.1	Press Release (“Grubb & Ellis Company Completes Merger with NNN Realty Advisors, Inc.”), dated December 10, 2007, of Grubb & Ellis Company.

99.2	Press Release (“Grubb & Ellis Company Enters into $75 Million Credit Facility.”), dated December 10, 2007, of Grubb & Ellis Company.

99.3	Press Release (“NNN Realty Advisors Inc. Board of Directors Declares Fourth Quarter Dividend”), dated December 11, 2007, of NNN Realty Advisors.

99.4	Press Release (“Grubb & Ellis Company Assumes Sponsorship of NNN Healthcare/Office REIT”), dated December 11, 2007, of Grubb & Ellis Company.

99.5	Press Release (“Grubb & Ellis Company Assumes Sponsorship of NNN Apartment REIT”), dated December 11, 2007, of Grubb & Ellis Company.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRUBB & ELLIS COMPANY
Date: December 13, 2007	By:	/s/ Andrea R. Biller
		Name:	Andrea R. Biller
		Title:	General Counsel, Executive Vice President and Secretary

EXHIBIT INDEX

Exhibit
Number	Description
3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Grubb & Ellis Company.

3.2	Amendment to the Amended and Restated By-laws of Grubb & Ellis Company.

10.1	Second Amended and Restated Credit Agreement, dated as of December 7, 2007, entered into by and among Grubb & Ellis Company, certain of its subsidiaries, the initial Lender named therein, Deutsche Bank Trust Company Americas, as syndication agent, Deutsche Bank Securities, Inc., as sole book-running manager and sole lead arranger, and Deutsche Bank Trust Company Americas, as initial issuing bank, swing line bank and administrative agent.

10.2	Second Amended and Restated Security Agreement, dated as of December 7, 2007, by and among Grubb & Ellis Company, certain of its subsidiaries and Deutsche Bank Trust Company Americas, as administrative agent, for the “Secured Parties” (as defined therein).

99.1	Press Release (“Grubb & Ellis Company Completes Merger with NNN Realty Advisors, Inc.”), dated December 10, 2007, of Grubb & Ellis Company.

99.2	Press Release (“Grubb & Ellis Company Enters into $75 Million Credit Facility.”), dated December 10, 2007, of Grubb & Ellis Company.

99.3	Press Release (“NNN Realty Advisors Inc. Board of Directors Declares Fourth Quarter Dividend”), dated December 11, 2007, of NNN Realty Advisors.

99.4	Press Release (“Grubb & Ellis Company Assumes Sponsorship of NNN Healthcare/Office REIT”), dated December 11, 2007, of Grubb & Ellis Company.

99.5	Press Release (“Grubb & Ellis Company Assumes Sponsorship of NNN Apartment REIT”), dated December 11, 2007, of Grubb & Ellis Company.